EXHIBIT 20.2

                      [CHEYENNE SOFTWARE, INC. LETTERHEAD]



                                                  April 26, 1996

         Dear Fellow Cheyenne Shareholder:

         As you may know, on April 15, 1996, your Board of Directors declared a dividend distribution of Preferred Share Purchase Rights payable to shareholders of record as of April 26, 1996. These Rights contain provisions to protect shareholders in the event of an unsolicited attempt to acquire the Company by such means as a gradual accumulation of shares in the open market, a partial or two-tier tender offer that does not treat all shareholders equally, a squeeze-out merger and other abusive takeover tactics-- tactics which the Board believes are not in the best interests of shareholders because they unfairly pressure shareholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

         More than 1,700 companies, including approximately half of the Business Week 1000 companies and Fortune 500 companies and approximately two-thirds of the companies in the Fortune 200, have issued rights to protect their shareholders against these tactics. We consider the Rights to be the best available means of protecting both your right to retain your equity investment in Cheyenne and the full value of that investment, while not foreclosing a fair acquisition bid for the Company.

         The Rights are not intended to prevent a takeover of the Company and will not do so. However, they should deter any attempt to acquire the Company in a manner, or on terms, not approved by the Board. The Rights approved on April 15, 1996, are designed to deal with the very serious problem of another person or company using abusive tactics to deprive Cheyenne's Board and its shareholders of any real opportunity to determine the destiny of the Company.

         The Rights may be redeemed by the Board of Directors for one cent per Right prior to the accumulation, through open-market purchases, a tender offer or otherwise, of 20% or more of the Company's shares by a single acquiror or group. Thus, the Rights should not interfere with any merger or business combination approved by the Board of Directors prior to that time.

         Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights has no dilutive effect, will not affect reported earnings per share, is not taxable to the Company or to you and will not change the way in which you can currently trade the Company's shares. As explained in the attached "Summary of Rights to Purchase Preferred Shares," the Rights will only be exercisable if and when the problem which they were created to deal with arises. They will then operate to protect you against being deprived of your right to share in the full measure of your Company's long-term potential.

         Your Board was aware when it acted that some people have advanced arguments that securities of the sort we are issuing deter legitimate acquisition proposals. We carefully considered these views and concluded that the arguments are speculative and do not justify leaving shareholders without any protection against unfair treatment by a potential acquiror--which, after all, will be seeking its own advantage, not yours. Your Board believes that these Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

         Please refer to the attached "Summary of Rights to Purchase Preferred Shares" for a description of the Rights.

         Please note as well the enclosed letter to Cheyenne shareholders concerning an unsolicited proposal received by your Company on April 13 and unanimously rejected by your Board on April 15 for reasons set forth therein.

         In declaring the Rights dividend, we have expressed our confidence in the future of Cheyenne and our determination that you, our shareholders, be given every opportunity to participate fully in that future.

         On behalf of the Board of Directors,

                                       Sincerely,

                                       /s/ ReiJane Huai

                                       ReiJane Huai
                                       Chairman, President and
                                         Chief Executive Officer












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                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES


         On April 15, 1996, the Board of Directors of Cheyenne Software, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares"), of the Company. The dividend is payable on April 26, 1996 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company at a price of $100 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than (A) the Company, (B) a majority-owned subsidiary of the Company, (C) any employee benefit plan of the Company or any majority-owned subsidiary of the Company, or (D) any entity holding Common Shares for or pursuant to the terms of any such plan) has acquired beneficial ownership of 20% or more of the outstanding Common Shares (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or public announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the

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         Rights Agreement by reference.  Until the Distribution Date
         (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on April 15, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment


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         of 100 times the payment made per Common Share.  Each
         Preferred Share will entitle the holder to 100 votes on all matters submitted to shareholders of the Company, voting together as a single class with the holders of Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Share dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu


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         thereof, an adjustment in cash will be made based on the
         market price of the Preferred Shares on the last trading day prior to the date of exercise.

         At any time prior to such time as any person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the 20% thresholds described above to not less than the greater of
         (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons (other than an excepted person) and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A, dated April 15, 1996. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.













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